Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CRACKER BARREL PRESENTS AT COWEN & COMPANY CONSUMER CONFERENCE

LEBANON, Tenn. – January 6, 2009 – Cracker Barrel Old Country Store, Inc. (“the “Company”) (Nasdaq: CBRL) will be participating in the Cowen and Company 7th Annual Consumer Conference to be held in New York City at the Westin New York at Times Square.  The Company’s presentation will begin at 2:30 p.m. Eastern Time on Tuesday, January 13, 2009.  Chairman, President and Chief Executive Officer Michael A. Woodhouse will be speaking at the conference.

The live broadcast of the presentation at the Cowen Conference will be available on-line in the Events area of the Company’s website at investor.crackerbarrel.com.  An on-line replay of the webcast will be available for two weeks afterward.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. presently operates 585 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

###